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                                                                     EXHIBIT 4.4


                           Form of Rights Certificate

Certificate No. R-                                                        Rights
                                                                   -------


        NOT EXERCISABLE AFTER July 28, 2010 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.


                               RIGHTS CERTIFICATE

                                  PROVANT, INC.

     This certifies that ___________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of July 18, 2000 (the "Rights Agreement"), between PROVANT, Inc., a Delaware corporation (the "Company"), and Fleet National Bank (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Boston time, on July 28, 2010 at the office or offices of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Shares"), of the Company, at a purchase price of $______ per one one-hundredth of a Series A Preferred Share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one one-hundredths of a Series A Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of _________, 2000, based on the Series A Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one- hundredths of a Series A Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office or offices of the Rights Agent.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the above-mentioned office or offices of the Rights Agent, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Series A Preferred Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this




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Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for shares of the Company's Common Stock, par value $.01 per share or Series A Preferred Shares (or equivalent Series A Preferred Shares, as provided in the Rights Agreement).

     No fractional Series A Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Series A Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Series A Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of__________________.


ATTEST:                                    PROVANT, INC



                                           By
------------------------------                ------------------------------
Its                                           Its



Countersigned:


------------------------------

By:
   ---------------------------
    Authorized Signature





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                   Form of Reverse Side of Rights Certificate

                               FORM OF ASSIGNMENT


                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate.)


     FOR VALUE RECEIVED
                        ------------------------------------------------------
hereby sells, assigns and transfers unto
                                         -------------------------------------

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                  (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:                           ,
        -------------------------  -----


                                                       -----------------------
                                                       Signature

Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

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     The undersigned hereby certifies that the Rights evidenced by this Rights
Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



     ---------------------------
     Signature

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             Form of Reverse Side of Rights Certificate -- continued

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                        exercise the Rights Certificate.)

To PROVANT, Inc.:

     The undersigned hereby irrevocably elects to exercise Rights represented by this Rights Certificate to purchase the Series A Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Series A Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

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                         (Please print name and address)
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If such number of Rights shall not be all the Rights evidenced by this Rights
Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

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                         (Please print name and address)
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Dated:                                ,
        ------------------------------  -----


                                                 ----------------------------
                                                 Signature

Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


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             Form of Reverse Side of Rights Certificate -- continued

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     The undersigned hereby certifies that the Rights evidenced by this Rights
Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                                 ---------------------------
                                                 Signature


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                                     NOTICE

     The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.